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                                                                    EXHIBIT 23.3


                        INDEPENDENT AUDITORS' CONSENT



We consent to the use in the Registration Statement on Form S-8 dated October 17, 1997 of our report dated February 7, 1997 (related to the financial statements of Telco Communications Group, Inc.), incorporated by reference in the Prospectus pertaining to the EXCEL Communications, Inc. 1997 Stock Option Plan and the EXCEL Communications, Inc. 1997 Director Stock Option Plan, which is a part of this Registration Statement.



                                        DELOITTE & TOUCHE LLP


Richmond, Virginia
October 17, 1997